EXHIBIT 10.1

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is dated as of March 15, 2005 (the “Effective Date”), between CARR DEVELOPMENT & CONSTRUCTION, L.P., a Delaware limited partnership (“Lessor”), successor in interest to CRV PARTNERS, L.P., a limited partnership (“CRV”), successor in interest to AGBRI NANCY RIDGE, LLC, a Delaware limited liability company (“Original Lessor”), and CARDIODYNAMICS INTERNATIONAL CORPORATION, a California corporation (“Lessee”).

RECITALS

Original Lessor and Lessee entered the Original Lease as of 20 June 1997, under which Lessor leased the Original Premises to Lessee. The Original Lease was subsequently amended by the First Amendment and by the Second Amendment.

Lessor and Lessee desire to amend the Lease to extend the term of the Lease, among other things, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree, and amend the Lease, as follows.

1.	Definitions

Terms not defined in this Section but which are capitalized throughout this Third Amendment have the meanings stated in the Original Lease, as amended by the First Amendment and by the Second Amendment.

“Building” means the building at 6175 Nancy Ridge Drive, San Diego, California.

“First Amendment” means Amendment No.1 to the Original Lease, dated March 21, 2002, executed by and between CRV and Lessee.

“Lease” means the Original Lease as amended by the First Amendment, by the Second Amendment and by this Third Amendment.

“Original Lease” means the “Commercial Multi-Tenant Lease – Modified Net” effective as of 20 June 1997, under which Lessor leased the Original Premises to Lessee.

“Second Lease Amendment” means Second Amendment to Lease, dated June 28, 2004, executed by and between Lessor and Lessee.

2.	Term

Section 1.3 of the Lease is hereby amended to include the following:

The term of the Lease is hereby extended from its scheduled expiration date of 31 December 2007 under the Second Amendment up to and including 31 December 2009 (“Further Extended Term”).

3.	Base Rent

(a) Base Rent for Original Premises Notwithstanding any other provisions of the Lease or the First Amendment or Second Amendment, commencing on August 1, 2004, Lessee shall pay monthly Base Rent (on a triple net basis) for the Original Premises as follows:

Rental Period	Square Footage	Monthly Base Rent Rate	Monthly Base Rent	Annual Base Rent Rate	Annual Base Rent
8/1/04 – 7/31/07	17,779	$1.11	$19,675.43	$13.22	$236,105.12
8/1/07 – 7/31/08	17,779	$1.22	$21,705.20	$14.64	$260,462.35
8/1/08 – 7/31/09	17,779	$1.26	$22,356.35	$15.12	$268,276.22
8/1/09 – 12/31/09	17,779	$1.30	$23,027.04	$15.60	$115,135.20 (prorated partial year	)

(b) Base Rent for Expansion Space Notwithstanding any other provisions of the Lease or the First Amendment or Second Amendment, commencing on November 1, 2004, Lessee shall pay monthly Base Rent (on a triple net basis) for the Expansion Space as follows:

Rental Period	Square Footage	Monthly Base Rent Rate	Monthly Base Rent	Annual Base Rent Rate	Annual Base Rent
11/1/04 – 10/31/05	15,003	$0.47	$6,976.40	$5.64	$83,716.74
11/1/05 – 10/31/06	15,003	$0.92	$13,727.75	$11.04	$164,732.94
11/1/06 – 10/31/07	15,003	$0.94	$14,139.58	$11.28	$169,674.93
11/1/07 – 10/31/08	15,003	$0.97	$14,563.76	$11.64	$174,765.18
11/1/08 – 10/31/09	15,003	$1.00	$15,000.68	$12.00	$180,008.13
11/1/09 – 12/31/09	15,003	$1.00	$15,000.68	$12.00	$30,001.36 (prorated partial year	)

4. TI Allowance for Premises Lessor shall make available to Lessee a tenant improvement allowance equal to $196,692 (the “Additional TI Allowance”) for the construction of improvements (collectively, the “Additional Tenant Improvements”) to the Original Premises and the Expansion Space desired by and to be performed by Lessee (subject to Lessor’s supervision). Lessee acknowledges and agrees that Lessee shall be entirely responsible for the planning and construction process of the Additional Tenant Improvements and that Lessee shall be required to seek Lessor’s prior written consent to the final space plan and construction drawings, which consent shall not be unreasonably withheld. Upon the expiration of the term of the Lease, the Additional Tenant Improvements shall become the property of Lessor and may not be removed by Lessee. Except for the Additional TI Allowance, Lessee shall be solely responsible for all of the costs of the Additional Tenant Improvements. The Additional Tenant Improvements shall be treated as Alterations and shall be undertaken pursuant to Section 7 of the Original Lease. Lessee may engage its own architect or space planner for the new Additional Tenant Improvements, subject to Lessor’s reasonable approval, whose cost shall be paid for as part of the Additional TI Allowance. Lessor shall fund the Additional TI Allowance upon completion of the Additional Tenant Improvements and upon presentation to Lessor of a draw request containing unconditional lien waivers and such other documents as Lessor and Lessee agree are customary for construction projects in the San Diego area. Promptly following completion of the Additional Tenant Improvements and prior to funding by Lessor, Lessee shall provide to Lessor: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work on the Additional Tenant Improvements and final lien waivers from all such contractors and subcontractors; and (ii) a certificate of occupancy and “as built” plans for the Additional Tenant Improvements.

5. Right to Extend The Original Lease’s Extension Option Rider is hereby deemed renewed as of the Effective Date of this Third Amendment as follows:

(i)	Extension Option Rider

(a)	Rider Effective Date shall be the Effective Date of this Third Amendment to Original Lease;

(b)	Exercise of Option Notice must be given not more than thirteen (13) and no less than six (6) months prior to the end of the Further Extended Term as defined by Section 2 of this Third Amendment;

(c)	All references to the “term” or “initial Term” shall be revised to read “Further Extended Term as defined by Section 2 of the Third Amendment to Original Lease”.

6. Brokers Each party warrants that it knows of no broker or agent who is or might be entitled to a commission in connection with this Third Amendment. Lessee shall indemnify and defend Lessor against any claims by any broker or third party claiming through Lessee for any payment of any kind in connection with this Third Amendment.

7. Governing Law This Third Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

8. Counterparts This Third Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this Third Amendment to physically form one document.

9. Reaffirmation of Obligations Lessor and Lessee each hereby acknowledge and reaffirm all of their respective obligations under the Lease, as such Lease has been amended by this Third Amendment, and agree that any reference made in any other document to the Lease shall mean the Original Lease as amended pursuant to the First Amendment, the Second Amendment and this Third

Amendment. Except as expressly provided herein, the Lease remains unmodified and in full force and effect. The Lease shall remain in full force and effect and binding upon the parties hereto and the Premises except as otherwise addressed herein. Any breach of this Third Amendment, including any exhibit hereto, shall constitute a breach and default under the Lease.

10. Miscellaneous Time is of the essence in this Lease and each and all of its provisions. The agreements, conditions and provisions herein contained shall apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto. If any provisions of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of the Lease and all such other provisions shall remain in full force and effect. If there is any inconsistency between the provisions of this Third Amendment and the other provisions of the Lease, the provisions of this Third Amendment shall control with respect to the subject matter of this Third Amendment. This Third Amendment constitutes a part of the Original ease and is incorporated by this reference.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Third Amendment to be duly executed and delivered as of the date first above written.

“LESSOR”

CARR DEVELOPMENT & CONSTRUCTION, L.P., a Delaware limited partnership

By:	CDC Texas Holdings, LLC, a Delaware limited liability company, its general partner

By:	CARC Properties, LLC, a Delaware limited liability company, its sole member

By:	CarrAmerica Realty Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	CarrAmerica Realty Corporation, a Maryland corporation, its general partner

By:	/s/ W.M. O’Donnell, JR
Name:	W.M. O’Donnell, JR
Title:	Managing Director

“LESSEE”

CARDIODYNAMICS INTERNATIONAL CORPORATION, a California corporation

By:	/s/ Steve P. Loomis
Name:	Steve P. Loomis
Title:	CFO